Exhibit 10.21

Time-Vesting

Restricted Stock Grant - U.K. Taxpayers

OM ASSET MANAGEMENT PLC

EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”) is made effective as of                       , 20     (the “Grant Date”) between OM Asset Management plc, a public company limited by shares and incorporated under the laws of England and Wales (the “Company”), and                                        (the “Participant”).

WITNESSETH:

WHEREAS, the Company has adopted the OM Asset Management plc Equity Incentive Plan (the “Plan”) for the benefit of the employees of the Company and its Subsidiaries; and

WHEREAS, the Committee, as defined in the Plan, has authorized the Award to the Participant of shares of Restricted Stock under the Plan, on the terms and conditions set forth in the Plan and in this Agreement;

NOW, THEREFORE, in consideration of the premises contained herein, the Company and the Participant hereby agree as follows:

1.                                      Definitions.

Capitalized terms used but not defined in this Agreement shall have the meanings set forth in the Plan.

2.                                      Award of Restricted Stock.

The Committee hereby grants to the Participant, on the Grant Date set forth above, [insert # of shares] of Restricted Stock.

3.                                      Election Under Section 430 of the

Income Tax (Earnings & Pensions) Act 2003 (“ITEPA”).

Upon issuance of the Restricted Stock hereunder, the Participant must make an election to be taxed in respect of such Award under Section 430(1) of ITEPA in the form attached to this Agreement (“Section 430 Election”) as Exhibit A, the effect of which would be that the unrestricted value of the Restricted Stock will be subject to tax on the date of vesting (as described in Sections 4 and 6).  To effect an election, the Participant must jointly sign a Section 430 Election along with the Participant’s employer at the time of signing this Agreement.  The Participant shall rely solely on the determinations of the Participant’s tax advisors or the Participant’s own determinations, and not on any statements or representations by the Company or any of its

Affiliates or agents, with regard to all tax matters arising in connection with this Award, including the election under Section 430(1) of ITEPA.

4.                                      Vesting of Restricted Stock.

The shares of Restricted Stock will become non-forfeitable and the Risk of Forfeiture shall lapse on the vesting dates (the “Vesting Dates”) and in the proportions described below, provided that the Participant is continuously employed by the Company or an Affiliate until the applicable Vesting Date.

Percentage of Shares Vesting		Vesting Date

%

%

%

5.                                      Forfeiture of Restricted Stock.

If the Participant’s employment with the Company and its Affiliates terminates prior to a Vesting Date for any reason, except as described in Section 6, any unvested Restricted Stock (including any dividends related to the Restricted Stock for which the record date occurs on or after the date of termination) shall automatically be forfeited, all of the Participant’s rights to and interest in the Restricted Stock shall terminate without payment of consideration, and the legal and/or beneficial ownership of the forfeited Restricted Stock shall be transferred to an employee benefit trust established by the Company or a Subsidiary of the Company.  Notwithstanding the foregoing, any consideration paid by the Participant for any share of Restricted Stock shall be returned to the Participant upon forfeiture of such share of Restricted Stock.

6.                                      Accelerated Vesting Upon Certain Terminations.

If the Participant’s employment with the Company and its Affiliates terminates prior to a Vesting Date as a result of the Participant’s: (a) death; (b) disability for which the Participant qualifies for benefits under a long-term disability plan sponsored by the Company or an Affiliate; or (c) involuntary termination without Cause, the Committee may, in its sole discretion, (i) provide that the Participant’s Restricted Stock shall not be forfeited in accordance with Section 5, and that the Risk of Forfeiture shall lapse and all unvested Restricted Stock shall become fully vested and nonforfeitable upon such termination of employment; or (ii) where the Participant is subject to a post-termination covenant not to compete with the Company and/or its Affiliates that constitutes a Risk of Forfeiture, provide that the Participant’s Restricted Stock shall not be forfeited in accordance with Section 5 upon such termination of employment, and that the Risk of Forfeiture shall lapse upon the earlier of (A) the applicable Vesting Date; and (B) the expiration of the noncompete period, provided, however, that the Participant complies with the covenant not to compete through to such date.

7.                                      Restriction on Transferability.

Except as provided in the Plan, until the lapse of the Risk of Forfeiture, the Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated, except by beneficiary designation, will or by the laws of descent and distribution upon the death of the Participant.

8.                                      Voting and Dividend Rights.

The Participant shall have all the rights of a stockholder of Stock, including the right to vote the shares of Restricted Stock, until such shares are forfeited.  The Participant shall have the right to receive, free of any Risk of Forfeiture (but subject to applicable withholding taxes) all cash and non-cash dividends for which the dividend record date falls on or after the Grant Date and prior to the date, if applicable, on which the shares of Restricted Stock are forfeited.

9.                                      Book Entry Form of Shares.

Shares of Restricted Stock shall be held in book entry form on the records of the Company’s transfer agent in the name of an employee benefit trust established by the Company or Subsidiary or another nominee, in each case on behalf of the Participant.  Until the Risk of Forfeiture with respect to the Restricted Stock has lapsed, each such book entry shall include an appropriate legend referring to the terms, conditions and restrictions described in the Plan and this Agreement.

10.                               Authority of the Committee.

This Agreement and the Restricted Stock awarded hereunder shall be subject to such rules and regulations as the Committee shall adopt pursuant to the Plan.  All decisions of the Committee upon any question arising under the Plan or under this Agreement shall be final, conclusive and binding upon the Participant and any person claiming any interest in the Award made under this Agreement.

11.                               Withholding.

The Company and its Affiliates shall be entitled to deduct and withhold from any payment of any kind otherwise due to the Participant at any time the minimum amount necessary to satisfy their withholding obligations under the requirements of any tax and/or social security withholding system in connection with the Participant’s Restricted Stock.  In addition, the Committee may require the Participant to satisfy the minimum withholding tax obligations by any (or a combination) of the following means: (a) an immediate payment in cleared funds by cash, check, or wire transfer; or (b) authorizing the Company or an Affiliate or the trustee of an employee benefit trust holding Stock with respect to the Plan to withhold and, if applicable, sell into the market, from the shares otherwise vesting, the number of shares having a Market Value, as of the date the withholding tax obligation arises, less than or equal to the amount of the withholding obligation.

12.                               Employer National Insurance Contributions.

The Participant hereby agrees that if required by the Company or any of its Affiliates the Participant shall accept liability for any employer’s (Secondary) Class 1 national insurance contributions (“Employer NICs”) which may be payable by the Company or any of its Affiliates in respect of the vesting of the Participant’s Restricted Stock, and that vesting of such Restricted Stock is conditional on the Participant paying any such amounts.  The Participant also agrees that if any additional consents or formal elections are required by the Company or any of its Affiliates to accomplish the above, the Participant will provide them promptly upon request.  The Participant further agrees that the Company or any of its Affiliates may collect any Employer NICs payable pursuant to this Section 12 by any method set out in Section 11 above.

13.                               Plan Terms.

The terms of the Plan are hereby incorporated herein by reference.  In the event of a conflict between the terms and conditions of this Agreement and the terms and conditions of the Plan, the terms and conditions of the Plan shall prevail.

14.                               No Employment Rights.

By signing this Agreement, the Participant acknowledges that:

(a)                                 participation in the Plan is voluntary and occasional and does not create any contractual or other right to future participation in the Plan, or benefits in lieu of participation in the Plan, even if participation is or has been offered repeatedly;

(b)                                 all decisions with respect to future participation in the Plan, if any, will be at the sole discretion of the Committee;

(c)                                  the Participant’s participation in the Plan shall not create a right to further employment with his or her employer and shall not interfere with the ability of his or her employer to terminate the Participant’s employment relationship at any time;

(d)                                 the Participant is voluntarily participating in the Plan;

(e)                                  participation in the Plan is an extraordinary item that does not constitute payment of any kind for service of any kind rendered to the Company or the Participant’s employer, and which is outside the scope of the Participant’s employment contract, if any;

(f)                                   an Award of Restricted Stock acquired pursuant to the Plan is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

(g)                                  the future value of the Restricted Stock is unknown and cannot be predicted with certainty and any Restricted Stock acquired pursuant to the Plan may increase or decrease in value; and

(h)                                 the Participant will have no entitlement to compensation or damages as a result of any loss or diminution in value of the Restricted Stock, as a result of the termination of the

Participant’s employment by the Company or any of its Affiliates or by the Participant for any reason whatsoever and whether or not in breach of contract, and, by signing this Agreement, the Participant will be deemed irrevocably to have waived any such entitlement as might arise.

15.                               Data Protection.

The Participant understands that the Company and its Affiliates (the “Data Holder”) hold certain personal information (the “Data”) in connection with the Plan.  The Participant further understands that recipients of Data may be located in the European Economic Area or elsewhere.  The Participant authorizes recipients of Data (including the Data Holder) to receive, possess, use and transfer the Data (including any requisite transfer to a broker, an employee benefit trust or other third party, and including transfers outside of the European Economic Area) as may be required for the administration of the Plan and/or the subsequent holding of Restricted Stock on the Participant’s behalf, in electronic or other form, for the purposes of administering the Plan.  The Participant understands that withdrawal of this consent may affect his or her ability to participate in the Plan.

16.                               Amendment.

The terms of this Award of Restricted Stock as evidenced by this Agreement may be amended by the Committee without the approval of the Participant, subject however to the limitations set out in the Plan, or may be amended by written agreement of the Participant and the Company.  The Company reserves the right to amend the Plan at any time, subject to any limitations set out in the Plan.

17.                               Governing Law.

This Agreement shall be governed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.

18.                               Participant Acknowledgment.

By executing this Agreement, the Participant hereby acknowledges that he or she has received and read the Plan and this Agreement and that he or she agrees to be bound by all of the terms and conditions of the Restricted Stock Award as set forth in this Agreement, subject to the terms and conditions of the Plan.  The Participant hereby further acknowledges and agrees that his or her right to receive or retain this Award, any amount received pursuant to this Award (in cash or shares of Stock), and/or any profit or gain on the sale or transfer of any shares of Stock subject to this Award, is at all times subject to cancellation and recoupment in accordance with the Company’s Claw-back Policy, as in force from time to time, provided that any sale proceeds payable (before the deduction of any related sale or transfer costs or any tax charges) on any sale or transfer of any shares of Stock subject to this Award pursuant to the Company’s Claw-back Policy following the expiry of five years from the Grant Date is at least equal to the market value (for the purposes of Chapter 2, Part 7 of ITEPA) of the shares of Stock, and such sale proceeds shall be subject to the Company’s Claw-back Policy.  The Participant understands that the Participant (and not the Company or any of its Affiliates) shall be responsible for the tax and social security contribution consequences to the Participant that may arise as a result of the transactions contemplated by this Agreement, including without limitation any election under Section 430(1) of

ITEPA.  The Participant acknowledges that he or she has consulted with any tax advisors he or she thinks advisable in connection with the Restricted Stock, and is not relying, and will not rely, on the Company or any Affiliate for any tax advice, including, without limitation, in relation to the Participant’s election pursuant to Section 430(1) of ITEPA.  By executing this Agreement, the Participant hereby consents to receive documents in relation to the Plan and this Award by electronic delivery, and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or by a third party designated by the Company.

SIGNED AS A DEED(7)
by [NAME OF EMPLOYEE]
in the presence of:

Witness:

Signature

Name

Address

Occupation

SIGNED AS A DEED(8)
by OM ASSET MANAGEMENT plc
acting by:

Signature of Director

Print name of Director

in the presence of:

Witness:

Signature

Name

Address

Occupation

EXHIBIT A

ELECTION UNDER SECTION 430 OF

THE INCOME TAX (EARNINGS AND PENSIONS) ACT 2003

PART A - To be completed by the Employee

1.                                      BETWEEN

the Employee	[•]
whose National Insurance Number is	[•]

And

the Company (who is the Employee’s employer)	[•]
of Company Registration Number	[•]

2.                                      PURPOSE OF ELECTION

This joint election is made pursuant to Section 430(1) Income Tax (Earnings and Pensions) Act 2003 (“ITEPA 2003”) and applies where there is a charge by reason of Section 426 ITEPA 2003 on employment-related securities by variation of the restrictions.

The effect of an election under Section 430(1) is to ignore any outstanding restrictions when computing the charge arising, so that additional income tax (with PAYE and NICs where the securities are readily convertible assets) will arise in computing the charge, but that no subsequent charge can arise by reason of Chapter 2 Part 7 ITEPA 2003.

Should the value of the securities fall following the acquisition, it is possible that any income tax/NICs which would have arisen because of any future chargeable event (in the absence of an election) would have been less than any income tax/NICs due by reason of this election.  Should this be the case, there is no income tax/NICs relief available under Part 7 of ITEPA 2003; nor is any income tax/NICs relief available if the securities acquired are subsequently transferred, forfeited or revert to the original owner.

3.                                      APPLICATION

This joint election is made not later than 14 days after the date of the chargeable event under Section 426 ITEPA 2003 to which it relates and applies to:

Number of securities	•
Description of securities	Ordinary shares of £[•]each
Name of issuer of securities	OM Asset Management plc
Date of chargeable event	•
Nature of chargeable event	•

4.                                      DECLARATION

This election will become irrevocable upon the later of its signing or the occurrence of the chargeable event to which this election relates.

In signing this joint election, the parties agree to be bound by its terms as stated above.

	..	/ /
Signature of Employee		Date

	..	/ /
Signed on behalf of the Company		Date